                                                                    Exhibit 99.1

100 STREAMS                                                        [SIRIUS LOGO]
OF SATELLITE RADIO                                                      it's_ON


                       SIRIUS ANNOUNCES THIRD QUARTER 2003
                         FINANCIAL AND OPERATING RESULTS

     o Subscribers totaled 149,612 at quarter end; an increase of 42% from total subscribers at last quarter end

     o Revenue more than doubles from last quarter as fixed costs remain stable

NEW YORK - October 29, 2003 - SIRIUS (NASDAQ: SIRI), known for delivering the very best in commercial-free music and premium audio entertainment to cars and homes across the country, today announced third quarter 2003 financial and operating results.

As of September 30, 2003, SIRIUS reported 149,612 subscribers. This represents a net subscriber addition of 44,426 for the third quarter of 2003, a 42% increase from the company's total subscribers at the end of the second quarter of 2003 and over twelve times the number of ending subscribers reported for the third quarter of 2002.

"With three brands of transportable Plug-&-Play products now available and more on the way, we believe SIRIUS is well positioned to take advantage of the upcoming holiday selling season", said Joseph P. Clayton, President and CEO of SIRIUS. "During a seasonally slow third quarter at retail, SIRIUS showed strong signs of consumer acceptance this summer. Based on data from NPD Group, our retail unit share increased by 48% over the previous quarter, which reflects both better products, more brands, and increased consumer awareness."

SIRIUS maintains a strong cash position, ending the quarter with $479 million in cash, cash equivalents, and marketable securities.

"With a solid cash position and very little debt, our balance sheet remains the strongest in satellite radio. We have the working capital necessary to continue to execute our business plan and grow our subscriber base," said David Frear, Chief Financial Officer of SIRIUS.

During the third quarter, SIRIUS significantly enhanced its product portfolio and premium programming offerings. In addition to completing the rollout of transportable Plug-&-Play products from Kenwood and Audiovox, SIRIUS also partnered with The Brix Group to introduce an attractive, rugged portable unit for the trucking market, called the Streamer.

The company expects to further expand its product assortment this year with a dedicated in-home receiver and a portable boombox.

Adding to its strong sports line-up, SIRIUS recently announced a marketing and sponsorship agreement with the National Hockey League. SIRIUS will carry up to 40 NHL games per week. In September, Ford and SIRIUS announced that SIRIUS is now available as an option on 10 Ford vehicles. Ford, Mercedes-Benz, DaimlerChrysler, BMW, Nissan, Infiniti, and Audi are all now offering Sirius as a factory or dealer option on select 2004 models.

THIRD QUARTER 2003
------------------

For the third quarter of 2003, SIRIUS recognized total revenue of $4.3 million, compared to $17 thousand for the third quarter of 2002 and $2.1 million for the second quarter of 2003. SIRIUS reported a loss from operations of $(103.5) million for the third quarter of 2003, compared to a loss from operations of $(81.7) million for the third quarter of 2002.

SIRIUS reported a net loss applicable to common stockholders of $(106.7) million, or $(0.11) per share, for the third quarter of 2003, compared with a net loss applicable to common stockholders of $(119.7) million, or $(1.56) per share, for the third quarter of 2002.

SIRIUS' adjusted EBITDA loss for the third quarter of 2003 was $(79.8) million, compared with $(58.7) million for the third quarter of 2002. SIRIUS' adjusted EBITDA loss for the third quarter of 2002 excludes $1.9 million of costs associated with the company's restructuring.

For the third quarter of 2003, average monthly revenue per subscriber, or ARPU, was $11.20. Excluding the effects of mail-in rebate programs, ARPU for the third quarter of 2003 was $10.31.

YEAR TO DATE 2003
-----------------

For the year to date period ended September 30, 2003, SIRIUS recognized total revenue of $7.9 million, compared to $120 thousand for the year to date period ended September 30, 2002. SIRIUS reported a loss from operations of $(312.4) million for the 2003 period, compared to a loss from operations of $(222.3) million for the 2002 period.

SIRIUS reported a net loss applicable to common stockholders of $(166.6) million, or $(0.22) per share, for the 2003 period, compared with a net loss applicable to common stockholders of $(334.4) million, or $(4.41) per share, for the 2002 period. Included in net loss applicable to common stockholders for the 2003 period was a $256.5 million gain in connection with the completion of the company's restructuring in March 2003, and a deemed dividend of $79.5 million associated with the elimination of its convertible preferred stock in March 2003.

SIRIUS' adjusted EBITDA loss for the 2003 period was $(241.2) million, compared with $(162.7) million for the 2002 period. SIRIUS' adjusted EBITDA loss for the 2003 period excludes a $256.5 million gain in connection with the completion of the company's restructuring in March 2003, and includes a $14.5 million non-cash charge associated with the disposal of SIRIUS' previous subscriber management system. SIRIUS' adjusted EBITDA loss for the 2002 period excludes $1.9 million of costs associated with the company's restructuring.

For the 2003 period, ARPU was $10.01. Excluding the effects of mail-in rebate programs, ARPU for the 2003 period was $10.56.

(Selected Balance Sheet Data and Statement of Operations follow).

SIRIUS defines adjusted EBITDA loss as net loss before interest and investment income, interest expense, net of amounts capitalized, depreciation expense and debt restructuring. This definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. We have raised and invested large amounts of capital to fund the completion of our system; as a result, our results of operations include significant charges for depreciation. In addition, we have recognized a gain associated with the restructuring of our debt. Adjusted EBITDA, which excludes these items, provides a basis to measure our operating performance, apart from the expenses associated with our physical plant or capital structure. Adjusted EBITDA should not be considered in isolation or as a substitute for operating loss, cash flow from operating activities or other measures of performance defined by accounting principles generally accepted in the United States. A reconciliation of adjusted EBITDA loss is presented on the attachment.

SIRIUS defines average monthly revenue per subscriber, or ARPU, as the total earned subscription revenue and activation revenue during the period, over the daily weighted average number of subscribers for the period. ARPU is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States.

SIRIUS defines subscriber acquisition costs, or SAC, as costs of incentives for the purchase, installation, and activation of Sirius radios, as well as subsidies paid to radio manufacturers, automakers and retailers, and payments to Agere. SAC is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States.

Sirius Satellite Radio Inc.
Financial Highlights
(In thousands, except per
share and subscriber data)
(Unaudited)

                                            For the Three Months Ended     For the Nine Months Ended
                                                   September 30,                 September 30,
                                            --------------------------     ------------------------
                                                2003           2002           2003           2002
                                             ---------      ---------      ---------      ---------
Statement of Operations:
Subscriber revenue, including effects of
   mail-in rebates                           $   4,197      $     (51)     $   7,780      $       3
Advertising revenue, net of agency fees             39             62             83            111
Other revenue                                       22              6             59              6
                                             ---------      ---------      ---------      ---------
     Total revenue                               4,258             17          7,922            120
                                             ---------      ---------      ---------      ---------
Operating expenses:
   Cost of services:
     Satellite and transmission                  7,986          8,140         23,541         25,347
     Programming and content                     7,498          4,199         21,711         12,107
     Customer service and billing                2,236          1,855         20,758          5,579
   Sales and marketing                          27,152         27,953         90,870         64,223
   Subscriber acquisition costs                 25,887          5,361         47,025         15,651
   General and administrative                    7,156          8,121         28,714         24,249
   Research and development                      3,884          2,561         13,771         23,699
   Depreciation expense                         23,666         23,011         71,229         59,591
   Non-cash stock compensation
    expense (benefit)                            2,280            538          2,716         (7,995)
                                             ---------      ---------      ---------      ---------
     Total operating expenses                  107,745         81,739        320,335        222,451
                                             ---------      ---------      ---------      ---------
Loss from operations                          (103,487)       (81,722)      (312,413)      (222,331)

Other income (expense):
   Debt restructuring                               --         (1,905)       256,538         (1,905)
   Interest and investment income                1,341          1,013          4,011          4,530
   Interest expense, net of amount
    capitalized                                 (4,543)       (25,603)       (26,573)       (80,689)
                                             ---------      ---------      ---------      ---------
Total other income (expense)                    (3,202)       (26,495)       233,976        (78,064)

Net loss                                      (106,689)      (108,217)       (78,437)      (300,395)

Preferred stock dividends                           --        (11,287)        (8,574)       (33,494)
Preferred stock deemed dividends                    --           (171)       (79,634)          (513)
                                             ---------      ---------      ---------      ---------
Net loss applicable to common
     stockholders                            $(106,689)     $(119,675)     $(166,645)     $(334,402)
                                             =========      =========      =========      =========
Net loss per share applicable to
     common stockholders (basic and
     diluted)                                $   (0.11)     $   (1.56)     $   (0.22)     $   (4.41)
                                             =========      =========      =========      =========
Weighted average common shares
      outstanding (basic and diluted)          998,156         76,852        755,009         75,820
                                             =========      =========      =========      =========

                                         For the Three Months Ended     For the Nine Months Ended
                                                September 30,                 September 30,
                                         --------------------------     -------------------------
                                             2003           2002           2003           2002
                                          ---------      ---------      ---------      ---------
Net loss as reported                      $(106,689)     $(108,217)     $ (78,437)     $(300,395)
Add back non-EBITDA items included in
  net loss:
   Depreciation expense                      23,666         23,011         71,229         59,591
   Interest and investment income            (1,341)        (1,013)        (4,011)        (4,530)
   Interest expense, net of amount
    capitalized                               4,543         25,603         26,573         80,689
   Debt restructuring                            --          1,905       (256,538)         1,905
                                          ---------      ---------      ---------      ---------
Adjusted EBITDA loss                      $ (79,821)     $ (58,711)     $(241,184)     $(162,740)
                                          =========      =========      =========      =========


                                                    September 30,            December 31,
                                                         2003                    2002
                                                    -------------            ------------
Selected Balance Sheet Data:
Cash, cash equivalents and marketable
     securities                                     $   479,111             $   173,702
Restricted investments                                    9,007                   7,200
Working capital                                         439,267                 151,289
Total assets                                          1,568,301               1,340,940
Long-term debt                                          259,686                 670,357
Accrued interest, net of current portion                     --                  46,914
Total liabilities                                       336,705                 772,941
Convertible preferred stock                                  --                 531,153
Accumulated deficit                                  (1,005,916)               (927,479)
Stockholders' equity                                  1,231,596                  36,846

Other Data:
     Subscribers (end of period)                        149,612                  29,947

Sirius Satellite Radio Inc.
Quarterly Data:
(Unaudited)

                                                            Q3 2003       Q2 2003      Q1 2003
                                                            -------        ------       ------
Subscribers:
Beginning subscribers                                       105,186        68,059       29,947
Net additions                                                44,426        37,127       38,112
                                                            -------        ------       ------
Ending subscribers                                          149,612       105,186       68,059
    Retail                                                  110,821        77,713       51,969
    OEM and Special Markets                                  15,358         7,630        4,252
    Hertz                                                    23,433        19,843       11,838


                                                            Q3 2003
                                                            -------
Monthly ARPU:
Average revenue per subscriber                               $12.09
    Effect of Hertz subscribers                             $(1.78)
                                                            -------
    ARPU before effects of rebates                           $10.31

    Effect of hardware rebates                                $0.89
                                                            -------
    Reported ARPU                                            $11.20

    Average revenue per Hertz subscriber                      $2.12

SAC:
    Total SAC per gross add                                    $522

--------------------------------------------------------------------------------

About SIRIUS

SIRIUS is the only satellite radio service bringing listeners more than 100 streams of the best music and entertainment coast-to-coast. SIRIUS offers 60 music streams with no commercials, along with over 40 world-class sports, news and entertainment streams for a monthly subscription fee of only $12.95, with greater savings for upfront payments of multiple months or a year or more. Stream Jockeys create and deliver uncompromised music in virtually every genre to our listeners 24 hours a day. Satellite radio products bringing SIRIUS to listeners in the car, truck, home, RV and boat are manufactured by Kenwood, Panasonic, Clarion and Audiovox, and are available at major retailers including Circuit City, Best Buy, Car Toys, Good Guys, Tweeter, Ultimate Electronics, Sears and Crutchfield. SIRIUS is the leading OEM satellite radio provider, with exclusive partnerships with DaimlerChrysler, Ford and BMW. Automotive brands currently offering SIRIUS radios in select new car models include BMW, MINI, Chrysler, Dodge, Jeep(R), Nissan, Infiniti, Mazda, Audi, Ford and Lincoln-Mercury. Automotive brands that have announced plans to offer SIRIUS in select models include Mercedes-Benz, Jaguar, Volvo, Volkswagen, Land Rover and Aston Martin. Genmar Holdings, the world's largest manufacturer of recreational boats, Formula Boats and Winnebago, the leading supplier of recreational vehicles and motor homes, have also announced plans to offer SIRIUS.

Click on www.SIRIUS.com to listen to SIRIUS live, or to find a SIRIUS retailer or car dealer in your area.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to SIRIUS Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. Among the key factors that have a direct bearing on our results of operations are: our dependence upon third parties to manufacture, distribute, market and sell SIRIUS radios and components for those radios; the unproven market for our service; our competitive position and any events which affect the useful life of our satellites.

Media Contacts:
Jim Collins
SIRIUS
Media Relations
212.901.6422
jcollins@siriusradio.com

Cheryl Cramer
SIRIUS
Investor Relations
212.901.6466
ccramer@siriusradio.com

Thomas Meyer
PR21 for SIRIUS
Media Relations
310.566.2285
Thomas.Meyer@pr21.com

                                       ###


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